Exhibit 99.1

May 4, 2016

COMPANY CONTACT:
FutureFuel Corp.
Paul M. Flynn
(314) 854-8385
www.futurefuelcorporation.com

FutureFuel to Release First Quarter Financial Results on May 10, 2016

Clayton, Mo. (May 4 , 2016) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, announced today that it will release first quarter 2016 financial results after market close on Tuesday, May 10, 2016.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a laundry detergent additive, proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

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